LETTER OF INTENT

ACQUISITION OF pH PHARMACEUTICAL, INC.

This **LETTER OF INTENT**, is entered into on the 8th day of March, 2012, by and between, Green Equity Holdings, Inc., a Nevada Corporation, with its principal place of business at 1015 W. Newport Center Drive, Suite 105, Deerfield Beach, FL 33486 (hereafter referred to as "GEH"); and pH Pharmaceutical Inc., a Wyoming Corporation with offices at 818 18th St., Washington, DC 20006 (hereinafter referred to as "PH").

WHEREAS, GEH represents that it is a publicly traded company, trading on the Over The Counter Markets ("OTCQB" or "OTCBB") and has recently filed its delinquent reports with the Securities and Exchange Commission ("SEC") and is now compliant. GEH has One Hundred Six Million Seven Hundred Twenty-Two Thousand Two Hundred Ten (106,722,210) shares of common stock issued and outstanding;

WHEREAS PH has acquired the worldwide license in perpetuity for the exclusive use of the patents owned by Phtope, LLC for consumer and medical products, unrelated to the current ClearBlue-104 formulations used for commercial applications (the "PH License"). The PH License was signed and approved by the Board of Directors of PH (see attached license at Exhibit A). PH shall provide copies of all financial transactions related to the PH License;

WHEREAS, GEH desires to acquire 100% ownership of PH on a one-for-one [stock] basis, and PH shall thereafter operate as a wholly owned subsidiary of GEH; and

WHEREAS, PH represents that under Wyoming Law, a majority of its Board of Directors approved the execution of this **LETTER OF INTENT** for the acquisition of PH; and

NOW, THEREFORE, it is intended that GEH shall acquire PH in accordance with the following terms and conditions:

1. GEH proposes the following terms be developed into a Share Exchange Agreement:

    a. GEH and PH will enter into an Acquisition and Share Exchange Agreement (the "Agreement") whereby GEH will acquire PH. Prior to the Acquisition of PH, GEH will execute a 200 to 1 reverse split of its shares of common stock currently outstanding. After the reverse stock split, GEH will have approximately Five Hundred Thirty Three Thousand Six Hundred and Eleven (533,611) shares of common stock outstanding. GEH will then issue one new share of GEH stock for each existing share of PH outstanding at the closing on or before April 15, 2012 (the "Closing").

    b. At the time of closing, GEH will continue to be fully compliant and current with all SEC filings.

    c. PH will operate as a wholly owned subsidiary of GEH.

LETTER OF INTENT

d. Commencing upon the execution of this **LETTER OF INTENT**, GEH will have Ten (10) days to complete its due diligence to acquire PH.

e. During the Due Diligence Period GEH will have access at times reasonably requested by GEH or its agents, to all PH company records, including, but not limited to, distributor/representative agreements, debentures, employment contracts and any other documents pertinent to the acquisition of PH specified in this **LETTER OF INTENT**. In addition, all officers, directors, employees and agents of PH will cooperate to provide GEH the necessary information to properly conduct this due diligence effort.

2. All Employees, Officers, and Directors of PH shall agree that any and all back pay, expenses, and claims owed or allegedly owed by PH were investments by the parties in PH prior to the acquisition of PH by GEH, and that any GEH stock distributed by GEH to PH is full and complete compensation for any outstanding back pay, expenses, and claims and has been figured into the total issued and outstanding figure provided herein.

3. GEH will cancel or have caused to be canceled any warrants and options prior to closing.

4. From the date of this **LETTER OF INTENT** until the earlier to occur of: (i) the date upon which the proposed acquisition shall close or (ii) Ten (10) days from the date upon which this **LETTER OF INTENT** is executed, neither PH nor any of its officers, directors, managers or affiliates will negotiate with or make any commitment to any third party with a view to a sale of any or all or substantially any and all of PH's assets, or the sale of any interests or shares or securities convertible or exchangeable for interest or shares or the merger or the consolidation with any other corporation or other entity.

5. Each party agrees to be responsible for its own legal, accounting and other advisory fees and expenses incurred in connection with the transaction contemplated hereunder including, but not limited to, any and all costs, incurred in connection with due diligence.

This **LETTER OF INTENT** shall be subject to the execution of the Agreement acceptable to both parties and their stockholders (if required by applicable law or corporate documents) and their respective attorneys.

This **LETTER OF INTENT** may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but each counterpart shall together constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

LETTER OF INTENT

IN WITNESS WHEREOF, we, the undersigned have read and do understand the meaning of the foregoing **LETTER OF INTENT**.

Green Equity Holdings, Inc.

By ______________________________
Raimundo Dias, CEO, President and Sole Director

pH Pharmaceutical, Inc.

Digitally signed by Noreen Griffin

By ______________________________
Noreen McGurrin Griffin, CEO, Sole Director

LETTER OF INTENT

Exhibit A

pH License